Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 18 under the Investment Company Act of 1940 in Form N-2, of our report dated August 28, 2015 relating to the June 30, 2015 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on or about June 27, 2016.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York

June 27, 2016